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                                                                                       EXHIBIT 11
                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)

--------------------------------------------------------------------------------------------------
                                                  Three Months Ended           Six Months Ended
                                                        June 30,                   June 30,

                                                  2001          2000          2001          2000
                                                  ----          ----          ----          ----
Basic Earnings Per Share
------------------------
    Net income                                  $ 24,514      $ 28,243      $ 46,948      $ 54,674
                                                ========      ========

    Average number of shares outstanding          40,568        40,722        40,538        41,427
                                                ========      ========      ========      ========

    Basic earnings per share                    $   0.61      $   0.69      $   1.16      $   1.32
                                                ========      ========      ========      ========

Diluted Earnings Per Share
--------------------------

    Net income                                  $ 24,514      $ 28,243      $ 46,948      $ 54,674
                                                ========      ========      ========      ========

    Average number of shares outstanding          40,568        40,722        40,538        41,427

    Effect of assumed exercise of
      outstanding stock options                       95            37           193            12
                                                --------      --------      --------      --------
    Average number of shares outstanding
      after assumed exercise of
      outstanding stock options                   40,663        40,759        40,731        41,439
                                                ========      ========      ========      ========

    Diluted earnings per share                  $   0.60      $   0.69      $   1.15      $   1.32
                                                ========      ========      ========      ========

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